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                                                                   EXHIBIT 23.2

                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
MASSBANK Corp.:

We consent to incorporation by reference in this Registration Statement on Form S-8 of MASSBANK Corp. of our report dated January 12, 1998, relating to the consolidated balance sheets of MASSBANK Corp. and its subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the MASSBANK Corp. Annual Report on Form 10-K for the year ended December 31, 1997.


                                                    /s/  KPMG PEAT MARWICK LLP



Boston, Massachusetts
December 17, 1998